Exhibit 24.2

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the Time Warner Savings Plan (the "Plan") and each of the undersigned members of the Administrative Committee of the Plan of Time Warner Inc. ("Time Warner"), a Delaware corporation, which will file or has filed with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements on Form S-8 and amendments thereto relating to the registration under said Act of interests in said Plan and of shares of Common Stock, par value $.01 per share and associated Rights to Purchase Series A Participating Cumulative Preferred Stock, par value $.10 per share, of Time Warner to be purchased and/or issued pursuant to said Plan, hereby constitutes and appoints PETER R. HAJE, DEREK Q. JOHNSON and JOHN A. LABARCA, and each of them its true and lawful attorneys-in-fact and agents, with full power to act without the others for the Plan and in the Plan's name, place and stead, in any and all capacities, to sign and to file such Registration Statement and all amendments and post-effective amendments thereto, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission in connection with any matter relating to said Registration Statement and to any and all such amendments and post-effective amendments, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 25th day of May, 2000.

TIME WARNER SAVINGS PLAN                   MEMBERS OF THE COMMITTEE
                                            ADMINISTERING THE PLAN


By  /s/ John A. LaBarca                   /s/ Peter R. Haje
        ------------------                    -----------------
Name:  John A. LaBarca                        Peter R. Haje
Member of the Committee
Administering the Plan                    /s/ Derek Q. Johnson
                                              -----------------
                                              Derek Q. Johnson

                                          /s/ John A. LaBarca
                                              -----------------
                                              John A. LaBarca

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